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Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of
Tailwind Financial Inc.

        We have audited the accompanying balance sheets of Tailwind Financial Inc. (a development stage company) as of December 31, 2006 and April 17, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from June 30, 2006 (date of inception) through December 31, 2006, the period from January 1, 2007 to April 17, 2007 and the period from June 30, 2006 (date of inception) to April 17, 2007. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tailwind Financial Inc. as of December 31, 2006 and April 17, 2007, and the results of its operations and its cash flows for the period from June 30, 2006 (date of inception) to December 31, 2006, the period from January 1, 2007 to April 17, 2007 and the period from June 30, 2006 (date of inception) to April 17, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
April 17, 2007

Tailwind Financial Inc.

(A Development Stage Company)

BALANCE SHEET

	April 17, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$161,285	$24,256
Cash held in Trust (Note 1)	100,000,000	—

Total current assets	100,161,285	24,256
Deferred offering costs	—	416,590

Total Assets	$100,161,285	$440,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Deferred underwriting fee (Note 4)	$3,000,000	$—
Accrued offering costs	120,000	342,846
Accrued expenses	3,263	—
Note payable—stockholder (Note 5)	—	68,750

Total current liabilities	$3,123,263	$411,596

Common stock subject to possible conversion (3,748,750 shares at conversion value) (Note 1)	29,990,000	—

Commitments (Note 4)
Stockholders' Equity (Note 3):
Preferred stock, par value $.01 per share, 5,000,000 shares authorized, 0 shares issued	—	—
Common Stock, par value $.001 per share, 70,000,000 shares authorized; 12,345,000 shares issued and outstanding (excluding 3,748,750 shares subject to possible conversion) and 3,593,750 shares issued and outstanding	12,345	3,594
Additional paid-in capital	67,042,246	27,656
Deficit accumulated during the development stage	(6,569)	(2,000)

Total stockholders' equity	$67,048,022	$29,250

Total liabilities and Stockholders' equity	$100,161,285	$440,846

See notes to financial statements.

Tailwind Financial Inc.

(A Development Stage Company)

STATEMENT OF OPERATIONS

	For the period from January 1, 2007 to April 17, 2007	For the period from June 30, 2006 (Inception) to December 31, 2006	For the period from June 30, 2006 (inception) to April 17, 2007
Formation, general and administrative expenses (Note 4)	$4,569	$2,000	$6,569

Net loss for the period	$4,569	$2,000	$6,569

Weighted average number of shares outstanding	4,411,507	3,593,750	3,893,408

Net loss per share—basic and diluted	$0.00	$0.00	$0.00

See notes to financial statements.

Tailwind Financial Inc.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the periods from June 30, 2006 (Inception) to April 17, 2007

				Deficit accumulated in the development stage
	Common Stock
			Additional Paid-In Capital
	Shares	Amount			Total
Balance at June 30, 2006	—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholders	3,593,750	3,594	27,656	—	31,250
Net loss for the period	—	—	—	(2,000)	(2,000)

Balance at December 31, 2006	3,593,750	3,594	27,656	(2,000)	29,250
Proceeds from sale of underwriter's purchase option	—	—	100	—	100
Proceeds from issuance of warrants	—	—	4,700,000	—	4,700,000
Sale of 12,500,000 units through public offering net of underwriter's discount and offering expenses and net of $29,990,000 of proceeds allocable to 3,748,750 shares of common stock subject to possible conversion	8,751,250	8,751	62,314,490	—	62,323,241
Net loss for the period	—	—	—	(4,569)	(4,569)

Balance at April 17, 2007	12,345,000	$12,345	$67,042,246	$(6,569)	$67,048,022

See notes to financial statements.

Tailwind Financial Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	For the period from January 1, 2007 to April 17, 2007	For the period from June 30, 2006 (Inception) to December 31, 2006	For the period from June 30, 2006 (Inception) to April 17, 2007
OPERATING ACTIVITIES:
Net loss for the period	$(4,569)	$(2,000)	$(6,569)
Change in operating liabilities
Accrued expenses	3,263	—	3,263

Net cash used in operating activities	$(1,306)	$(2,000)	$(3,306)

INVESTING ACTIVITIES
Cash contributed to Trust Fund	$(100,000,000)	$—	$(100,000,000)

Net cash used in investing activities	(100,000,000)	—	(100,000,000)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	$—	$31,250	$31,250
Proceeds from notes payable to stockholder	300,000	68,750	368,750
Repayment of notes payable to stockholder	(368,750)	—	(368,750)
Proceeds from issuance of insider warrants	4,700,000	—	4,700,000
Proceeds from purchase of underwriter's purchase option	100	—	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock subject to possible conversion	29,990,000	—	29,990,000
Net proceeds from sale of units through public offering allocable to:
Stockholders' equity, net of offering costs paid	62,516,985	(73,744)	62,443,241
Deferred underwriting fees	3,000,000	—	3,000,000

Net cash provided by financing activities	$100,138,335	$26,256	$100,164,591

Net increase in cash	137,029	24,256	161,285
Cash
Beginning of period	24,256	—	—

End of period	$161,285	$24,256	$161,285

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$120,000	$342,846	$120,000

Fair value of underwriter's purchase option included in offering costs	$1,108,000	$—	$1,108,000

See notes to financial statements.

TAILWIND FINANCIAL INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

        Tailwind Financial Inc. (the "Company") was incorporated in Delaware on June 30, 2006 as a blank check development stage company whose objective is to acquire, through a purchase, asset acquisition, or other business combination (each a "Business Combination") one or more operating businesses in the financial services industry.

        As of April 17, 2007, the Company had not yet commenced any operations. All activity through to April 17, 2007 relates to the Company's formation and the public offering described below.

        The Company's ability to commence operations had been contingent upon obtaining adequate financial resources through a public offering ("Offering") which is discussed in Note 3. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Offering, 100% of the proceeds are held in a trust account ("Trust Account") and invested only in "government securities" or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) dissolution and liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders.

        On March 14, 2007, the Company's amended and restated certificate of incorporation was filed which provides for the Company's common stock to have a par value of $0.001 per share (as retroactively reflected in the financial statements). On April 12, 2007, the Company further amended and restated its certificate of incorporation to provide for mandatory dissolution of the Company and subsequent liquidation of the funds held in the trust account in the event that the Company does not consummate a Business Combination or execute a letter of intent, agreement in principal or definitive agreement for a Business Combination within 18 months from the date of the consummation of the Offering. It also provides that on April 17, 2009 the Company's corporate existence will cease. On

March 14, 2007, the Company's Board of Directors declared a 1 for 1.15 stock split in the form of a stock dividend (as retroactively reflected in the financial statements). To the extent the underwriters' over-allotment is not exercised, 468,750 shares issued to TFC Holdings Ltd. are subject to redemption. In the event of dissolution and liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note 3). The second amended and restated certificate of incorporation authorizes 5,000,000 shares of preferred stock and 70,000,000 shares of common stock.

        As indicated in the accompanying financial statements, at April 17, 2007, the Company has no operations. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Management's plans to address this uncertainty are discussed in Note 3. There is no assurance that the Company's plans to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The financial statements include the accounts of the Company. The Company has not commenced operations. All activity through April 17, 2007, is related to the Company's formation and preparation for and consummation of the Offering. The Company has selected June 30 as its fiscal year end.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company's policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

        The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. At April 17, 2007, a deferred income tax asset relating to the Company's net operating loss is offset by a full valuation allowance based upon a lack of earnings history for the Company.

        At April 17, 2007, the Company's net operating loss carryforward was approximately $2,300. Realization of the future tax benefits is dependent on many factors, including the Company's ability to generate taxable income within the loss carryforward period, which runs through 2026.

Loss Per Common Share

        Basic loss per share is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period.

        Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At April 17, 2007, there were no such potentially dilutive securities.

Deferred offering costs:

        Deferred offering costs consist principally of legal, accounting and underwriting fees incurred through the balance sheet date that were related to the Offering and were charged to capital upon the receipt of the proceeds of the Offering.

Recently Issued Accounting Standards

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3—PUBLIC OFFERING

        In its initial public offering, effective April 11, 2007 (closed on April 17, 2007), the Company sold to the public 12,500,000 Units (the "Units" or a "Unit") at a price of $8.00 per Unit. Proceeds from the initial public offering totaled approximately $95,300,000, which were net of approximately $4,700,000 in underwriting fees and other expenses paid at closing or previously.

        The Company also sold in a private placement immediately prior to the offering 4,700,000 warrants for proceeds of $4,700,000. In addition, the Company granted Deutsche Bank Securities Inc. an option (the "Over-Allotment Option"), exercisable not later than 30 days after the sale of the Units, to purchase up to 1,875,000 additional Units to cover over-allotments.

        Each Unit consists of one share of the Company's common stock, $0.001 par value, and one Callable Common Stock Purchase Warrant ("Warrant"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the consummation of a Business Combination with a target business or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants are callable at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of the call is given. The Company may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the call.

        The Company has sold the Units issued in the Offering to Deutsche Bank Securities Inc. at a price per share equal to $7.44 (a discount of $0.56 per share), resulting in an aggregate underwriting discount to Deutsche Bank Securities Inc. of $7,000,000 if the Over-Allotment Option is not exercised and $8,050,000 if the Over-Allotment Option is exercised. The Company has also sold to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option are identical to those described above except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which the Offering prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1.1 million using an expected life of four years, volatility of 27.96% and a risk-free interest rate of 4.65%. The expected volatility of approximately 27.96% was estimated by management based on an evaluation of the historical volatilities of public entities in the financial services industry. The Company has limited trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

NOTE 4—COMMITMENTS

        The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. Included in formation, general and administrative expenses for the period from January 1, 2007 to April 17, 2007 is $1,875 related to such services.

        In connection with the Offering, the Company entered into an underwriting agreement (the "Underwriting Agreement") with the underwriters in the Offering. Pursuant to the Underwriting Agreement, the Company was obligated to the underwriter for certain fees and expenses related to the Offering, including underwriters discounts of $7,000,000. The Company paid $4,000,000 of the underwriting discount upon closing of the Offering. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $3,000,000 will be deferred until consummation of the Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included in the accompanying balance sheet at April 17, 2007.

NOTE 5—NOTE PAYABLE—STOCKHOLDER

        On July 12, 2006, pursuant to a promissory note of the same date, Parkwood Holdings Ltd. provided a no-interest loan to the Company in the amount of $68,750 which was repaid from the proceeds of the Offering. The proceeds of the loan were used to cover pre-offering expenses.

        On February 2, 2007, Parkwood Holdings Ltd. provided a no-interest loan to the Company in the amount of $300,000 which was repaid from the proceeds of the Offering. The proceeds of the loan were used to cover pre-offering expenses.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Tailwind Financial Inc. (A Development Stage Company) BALANCE SHEET
Tailwind Financial Inc. (A Development Stage Company) STATEMENT OF OPERATIONS
Tailwind Financial Inc. (A Development Stage Company) STATEMENT OF STOCKHOLDERS' EQUITY For the periods from June 30, 2006 (Inception) to April 17, 2007
Tailwind Financial Inc. (A Development Stage Company) STATEMENT OF CASH FLOWS